SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8-K
                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 3, 2002

                         INTERWORLD CORPORATION
       _______________________________________________________________
            Exact Name of Registrant as Specified in Its Charter)

                   Commission File No. 000-26925

         Delaware                             13-3818716
___________________________        ____________________________________
(State of Incorporation)           (IRS Employer Identification Number)


                        41 E. 11th Street, 11th Floor
                           New York, New York 10003
                        ______________________________
        (Address, including zip code, of Principal Executive Offices)


                              (212) 699-3630
                               _____________
              (Registrant's telephone number including area code)

Item 5.  Other Events.

     On June 30, 2001, Registrant ("Registrant" or "InterWorld") and its majority stockholder, J Net Enterprises, Inc. ("J Net"), entered into a secured credit facility (the "credit facility") in which Registrant was granted the right to borrow up to $20 million form J Net. Indebtedness under the credit facility was secured by, among other things, all of the assets and intellectual property of the Registrant. As of March 31, 2002, advances to Registrant under the credit facility totaled $17.2 million excluding accrued interest thereon.

     On February 15, 2002, Registrant was notified by J Net of certain defaults under the credit facility and Registrant acknowledged such defaults. On May 3, 2002, J Net completed foreclosure proceedings against Registrant. Accordingly, InterWorld agreed to assign, among other things, all of its intellectual property to IW Holdings, Inc., a wholly-owned subsidiary of J Net, in full satisfaction of the outstanding indebtedness under the credit facility. In connection with such assignment, all of InterWorld's employees, contracts and other assets were transferred to J Net's subsidiary, IW Holdings, Inc.

Item 7.  Financial Statements and Exhibits

         Not applicable


       (C) Exhibits

       Exhibit       Description

       10.11 Assignment of Intellectual Property, dated as of May 3, 2002, by and among J Net Enterprises,
                     Inc., InterWorld Corporation and IW Holdings, Inc.


                                        SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                    InterWorld Corporation

                                    By:  /s/ Steven L. Korby
                                    __________________________________
                                    Name:  Steven L. Korby
                                    Title: Executive Vice President
                                           and Chief Financial Officer

Date:  May 13, 2002